Exhibit 10.12

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material ahs been delivered separately to the Securities and Exchange Commission.

APPLICATION SERVICES AGREEMENT

THIS APPLICATION SERVICES AGREEMENT (the “Agreement”) is made as of February 3, 2012, (the “Effective Date”), by and between Corcentric Collective Business Systems, Inc., a Virginia corporation having its principal place of business at 8300 Greensboro Dr., Suite 950, McLean, Virginia 22102 (“Corcentric”), and Daimler Trucks North America LLC, a limited liability company having its principal place of business at 4747 N. Channel Avenue, Portland, Oregon 97217 (“DTNA”).

WHEREAS, Corcentric, among other things, develops software applications to assist resellers, distributors and retailers with selling products, purchasing products and supplies from vendors;

WHEREAS, DTNA is a company that among other things is a wholesale supplier to a network of independent authorized dealers of service parts that DTNA purchases from manufacturers, suppliers and distributors of such parts;

WHEREAS, Corcentric has offered to establish access and maintain for DTNA an Internet-based portal that will enable DTNA Dealers (as defined below) to transact business electronically with fleets;

WHEREAS, DTNA and its Dealers desire to obtain from Corcentric a license to access certain applications through means such as the Internet, and Corcentric is willing to grant to DTNA a license to access such software applications in accordance with the terms and conditions contained in this Agreement; and

WHEREAS, DTNA desires to obtain from Corcentric certain services related to the installation, integration, maintenance and/or technical support of such software applications, and Corcentric is willing to provide such services in accordance with the terms and conditions contained in this agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.                                      DEFINITIONS.  The following terms shall have the following meanings:

Corcentric/DTNA Application Services Agreement

1.1                               “Application” shall mean the Corcentric software, individually and/or severally operating on Corcentric Application Servers, as more fully described in EXHIBIT B-1, in connection with the establishment and operation of the Portal, which may be amended from time to time by mutual consent.

1.2                               “Application Enhancements” or “Enhancements” shall mean customized changes to the private websites developed for Corcentric clients and customized changes, modifications, or improvements to the Application as requested by a Corcentric client, subject to Section 7.2 of this Agreement.

1.4                               “Application Server” shall mean servers owned, leased or otherwise controlled by Corcentric.

1.5                               “Application Maintenance Changes” or “Maintenance Changes” shall mean any routine changes in the Application by Corcentric that are made generally available to Corcentric licensees without cost or charge, typically consisting of, fixes, patches, minor improvements, or changes to correct design faults, discrepancies or any other defects; as well as minor revisions to improve, but not significantly change any function.  Application Maintenance Changes shall be provided during the term of their Agreement to DNA at no additional charge.

1.6                               “Application Upgrades” or “Upgrades” shall mean any major upgrades, revisions, advancements or rewrites to the Application by Corcentric that typically involve modifications to the Intelligent Trading Engine®, which are made available to Corcentric licensees at additional charge, as set forth in Section 7.2 of this Agreement.

1.7                               “Business Requirements Document” or “BRD” shall mean document describing the Program’s specifications, jointly developed and approved by Corcentric and DTNA, regarding the implementation and operation of the Program described in this agreement.  The BRD is incorporated as part of this agreement as Exhibit B.

1.8                               “Confidential Information” shall mean that information which is set forth in Section 12.1 of this Agreement.

1.9                               “Corcentric Technology” shall mean the Application, Application Server, the Portal, Corcentric Marks Application Enhancements, Application Maintenance Changes, Application Upgrades, and related intellectual property rights, including but not limited to these items set forth on EXHIBITS B-1, B-2, and B-3.

1.10                        “DTNA Content” shall mean the materials provided by or created by or on behalf of DTNA (such as the DTNA Marks, an HTML template for the “look and feel” of the files, data, and formulae) and provided to Corcentric by DTNA or a third party under DTNA’s direction for incorporation into the Application, as more fully described in EXHIBIT A.

1.11                        “DTNA Dealer” or “Dealer” shall mean an entity engaged in the marketing of service parts and supplies that has been appointed as an authorized dealer of and is in good standing with DTNA, its subsidiaries, or affiliates, including but not limited to, Freightliner Trucks, Sterling Trucks, Western Star Trucks, Thomas Built Buses, or Detroit Diesel Distributors.

1.12                        “End User” shall mean DTNA, any DTNA Dealer or any customer of a DTNA Dealer; that accesses, connects to, logs onto or otherwise uses the Application, whether by means of (i) an online connection through the Internet; (ii) direct connection to the Application Server; or (iii) any other form of connection to the Application Server, such as through use of an Intranet.

1.13                        “End User License” shall mean any short form, end user license/terms of service agreement.

1.14                        “Marks” shall mean logos, trademarks, service names, trade names, or domain names to be provided by one party to the other in accordance with this Agreement.

1.15                        “New Products” shall mean discrete, identifiable software or consulting packages developed generated, licensed, or acquired by Corcentric that are marketed or that perform activities or functions distinguishable and separate from the Application, and which are not bundled with the same version of the Application as provided without additional cost, to any customer.  At DTNA’s request, an updated EXHIBIT B-1 will be provided by Corcentric and shall replace the then existing EXHIBIT B-1.

1.16                        “Portal” shall mean that Internet-based site Corcentric will provide pursuant to this Agreement, to enable DTNA and its Dealers to transact business electronically with trading partners.

1.17                        “User Data” shall mean information collected, inputted or otherwise provided to Corcentric by End Users accessing the Application.

2.                                      ASP LICENSE; DTNA CONTENT LICENSE.

2.1                               Application License.  Subject to the terms and conditions contained in this Agreement, and further subject to any prior licenses or applicable license provisions of software agreements necessary to operate the Application [as set forth in EXHIBIT B-2] (“Third-Party Licenses”), Corcentric hereby grants to DTNA, and DTNA hereby accepts, a worldwide, non-exclusive, non-transferable right and license to access, for internal use only, the Application during the term hereof, solely in the form of compiled, executable code, solely through the Application Server and solely for the provision of the Application to End Users.  Any rights not expressly granted by Corcentric to DTNA are reserved by Corcentric, and all implied licenses are disclaimed.

Corcentric shall be solely liable for payment of applicable license fees under Third Party Licenses, and DTNA shall not exceed the scope of the licenses granted under this Agreement.

2.2                               Third Party Licenses and Agreements.  Corcentric agrees to make available for inspection copies of all Third-Party Licenses referenced in subparagraph 2.1 of this Agreement, only and to the extent not containing confidential information and not subject to an obligation of confidentiality, which in such an event shall be identified to DTNA.

2.3                               Restrictions.  DTNA shall not assign, sublicense, market, co-brand, private label, or grant to third parties, the right to link to the Application or the Application Server, sell, lease, rent, distribute, convey, transfer, pledge as security, or otherwise encumber, the rights and licenses granted under this Agreement with respect to the Corcentric Technology or Corcentric’s Confidential Information.  DTNA may not reverse engineer, decompile or disassemble any of the Corcentric Technology.

2.4                               Third-Party Constraints.  DTNA shall undertake all reasonable measures necessary in its control to ensure that its use of the Corcentric Technology or Corcentric’s Confidential Information complies in all respects with any contractual or other legally binding obligations of Corcentric; of which DTNA is made aware by Corcentric.  DTNA shall not enter into any contractual relationship or other legally binding obligation with any third party that shall have the purpose or effect of encumbering the use by Corcentric of the Corcentric Technology.

2.5                               Quality Control of Marks.  Each party hereby grants to the other party a nonexclusive, nontransferable worldwide license to use such party’s Marks only in connection with the use of the Application or as is otherwise necessary to fulfill the obligations of that party under this Agreement.  Each party understands and agrees that any use of the other party’s Marks shall not create any right, title or interest in or to such Marks and that all such uses and goodwill associated with the Marks will be for the benefit of the party who owns the Mark.  The owner of the Mark may, from time-to-time, request in writing specimens of all uses of the Marks by the other party to assess the level of consistency and quality of use of the respective trademark and to ensure that the Mark maintains the consistency and quality of said trademark standards throughout the term of this Agreement.  The owner of the Mark also reserves the right to require the licensee to discontinue use of any Mark that it reasonably believes will have a detrimental effect on its business.  The licensee of the Mark shall, upon the written request of the owner of the Mark, cooperate with the owner to ensure that the use of its Marks conforms to the owner’s trademark policies and use guidelines as in effect from time to time.

2.6                               License Grant by DTNA.  If DTNA provides DTNA Content to Corcentric, DTNA hereby grants to Corcentric a non-exclusive, worldwide license to: (a) use the DTNA Content in connection with the provision of the Application to DTNA; (b)

reproduce the DTNA Content and modify it in connection with the provision of the Application to DTNA; and (c) reproduce, distribute, publicly perform, publicly display and digitally perform the DTNA Content as incorporated in the Application to DTNA from the Application Server.  Any rights not expressly granted by DTNA to Corcentric are reserved by DTNA, and all implied licenses are disclaimed.  Corcentric shall not exceed the scope of the licenses granted hereunder and all rights granted hereunder will immediately terminate upon the termination of this Agreement.

3.                                      HOSTING AND CONNECTIVITY FOR THE APPLICATION.

3.1                               Hosting of the Application.  Corcentric shall provide for the installation of the Application on one or more Application Servers.  Corcentric shall bear sole responsibility for the operation and maintenance of the Application Server hardware, its operating system and/or its platform software, and any third-party application software associated with, or necessary for, the operation and functioning of the Application Server, including functions associated with access to the Application in accordance with this Agreement, and the terms and conditions set forth in EXHIBIT D.

3.2                               Link to the Application Server.  Unless contracted for, Corcentric shall not be responsible for DTNA’s or any End Users’ Internet connection to the Application Server and Application.  DTNA or each End User shall provide, operate and maintain any computer equipment and operating system software required to access the Application.

3.3                               Corcentric Technology.  Corcentric shall be solely responsible for creating; managing, editing, reviewing, deleting, maintaining and otherwise controlling the Corcentric Technology.  Corcentric will guarantee a minimum access speed at its Application Server equivalent to that of a T1 line or better.

3.4                               Advertising.  Unless otherwise authorized and approved by Corcentric, there shall be no advertisements or unsolicited electronic announcements on the Portal.

4.                                      PAYMENTS.

4.1                               Fees.  SEE EXHIBIT C

4.2                               Late Payments; Interest.  Any portion of any fee or other amount payable hereunder that is not paid within 30 days when due will accrue interest at one and one-half percent (1.5%) per month or the maximum rate permitted by applicable law, whichever is less, from the due date until paid.

4.3                               [****]

4.4                               Initial Start up shall include Centralized Billing Transition Project Business Requirements Document “BRD”.

4.5                               Implementation, Professional Services.  For installation, professional, and/or technical support services that are in addition to the initial start up integration defined in the “Business Requirements Document” provided to End Users and that are authorized and agreed to by the parties, Corcentric shall charge DTNA for these services at Corcentric’s standard, published hourly rates for such services or at the rates it charges to its most favored clients for such services, whichever are lower, which rates are subject to change upon 30 days advance written notice, and DTNA shall reimburse Corcentric for reasonable out-of-pocket expenses related to travel, lodging and materials, if any.

4.6                               Taxes.  Each party shall pay any applicable sales, use, property, value added, withholding, excise, and federal, state, and/or local taxes (if any), directly and solely related to its performance of obligations or exercise of rights under this Agreement.

5.                                      END USER USE OF THE APPLICATION.

5.1                               End User Access to Services; Compliance.  Subject to the terms and conditions of this Agreement, DTNA shall be permitted to allow any End User to access, use or obtain the Application through the Application Server.  Corcentric will provide each new End User with the End User License prior to participation in the program.  End Users must agree to the terms of an End User License as updated from time to time by Corcentric and approved by DTNA; any such agreement may be available for viewing on line.  The terms and conditions of any End User License shall not vary the terms and conditions of this Agreement.  Should any End User express concern or be non-respondent, DTNA will attempt to contact the End User to resolve the issue and submit the End User License to Corcentric.

5.2                               Authorization.  Each party agrees to notify the other party immediately, of any unauthorized use of the Application or any other breach of its security including, but not limited to, unauthorized use of a password.  Corcentric has the right but not the obligation to monitor the use of the Application by End Users and/or the content of any user session.  Corcentric reserves the right at all times to monitor, review, retain and/or disclose any information as necessary to satisfy any applicable law, regulation, legal process or governmental request.  In the event of any third party request or demand for disclosure or production of a party’s Confidential Information, the party that received such a request or demand shall provide the other party with ten (10) days notice or the maximum amount of notice otherwise available (whichever is greater) in which to challenge the request or demand through appropriate legal process.

5.3                               Links to Third Party Sites.  The links included within the Application may let the End User leave the Application and the Corcentric web sites (“Linked Sites”).  The Linked Sites are not under the control of Corcentric and Corcentric is not responsible for the contents of any Linked Site or any link contained in a Linked Site, or any changes or updates to such sites.  Corcentric is not responsible for any form of transmission received front any Linked Site.

5.4                               No Spam.  Corcentric immediately may terminate any End User account that it believes, in its sole discretion, is transmitting or is otherwise connected with any spam or other unsolicited commercial e-mail or other communication.

5.5                               Data Access.  During the term of this Agreement, Corcentric may view, review or otherwise analyze the data stored, inputted or otherwise collected by the Application for maintenance, system administration, technical support, and for any other purpose necessary for Corcentric to perform under this Agreement and/or to comply with laws and regulations, subject to the provisions of Section 6.2 of this Agreement.

5.6                               Enforcement of Restrictions.  DTNA shall cooperate with Corcentric to enforce the restrictions contained in any End User License.  If a breach occurs, Corcentric and DTNA cooperatively shall take corrective action to remedy the breach, including, if applicable, termination of the affected End User License.

5.7                               Third Party Beneficiary.  Each party acknowledges and agrees that Corcentric shall be a third-party beneficiary of all contracts executed between DTNA and any third party regarding any portion of the Corcentric Technology or Corcentric’s Confidential Information.  DTNA acknowledges that Corcentric shall have the right to institute and/or join any action regarding a breach of any of the terms of this Agreement and/or any portion of the Corcentric Technology.

5.8                               Dealer Integration.  Corcentric agrees to utilize reasonable efforts to integrate any DTNA Dealer to the Application requested by DTNA (this integration function excludes any applicable charges that may flow from a Dealer’s business system vendor or other third party) provided, however, not all DTNA Dealers may be immediately integrated.  The parties shall coordinate and agree upon an integration schedule focusing initially on the highest volume Dealers and Suppliers.  There will be no upfront cost to a DTNA Dealer which utilizes the manual invoice provided for DTNA through the Corcentric Portal.

6.                                      PROPRIETARY RIGHTS.

6.1                               Ownership/Intellectual Property Rights.  DTNA acknowledges that, as between the parties, Corcentric retains all right, title, and interest in and to all components of the Corcentric Technology and related intellectual property.  Corcentric acknowledges, as between the parties, DTNA retains all right, title and interest in and to DTNA’s Confidential Information and related intellectual property.

6.2                               End User Information.  DTNA shall be the sole and exclusive owner of all User Data.  User Data shall be deemed DTNA’s Confidential Information.  During the term of this Agreement, DTNA grants Corcentric a non-exclusive right and license to use the User Data to provide the Corcentric Technology to DTNA.  Notwithstanding the foregoing, Corcentric only shall have the right to report the User Data in the aggregate, with data from other Corcentric clients and customers to a third party, for purposes of Corcentric’s marketing, provided that the data does not identify the specific source of such data, and will not be used to market to DTNA Dealers.

7.                                      MAINTENANCE.

7.1                               Support Obligations.  Corcentric shall be responsible for providing End Users with First Level Support. “First Level Support” means providing assistance to Dealers, Suppliers, fleet locations and End Users with respect to the functions, features, permission to use the Application, and who to call for technical support after the “Initial Set-up” has been preformed.  Corcentric will be responsible for the “Initial Set-up” which includes adding Dealers, Suppliers, fleet locations and End Users.

7.2                               Updates to the Application.  During the term of this Agreement.  Corcentric agrees to provide DTNA at no charge with any and all Maintenance Changes to the Corcentric Technology that are made available to any other Corcentric customer at no charge.  Corcentric also shall use commercially reasonable efforts to provide Enhancements as requested by DTNA to the Corcentric Technology at Corcentric published rates.  Corcentric also agrees to periodically inform DTNA of Application Upgrades and Enhancements that Corcentric may have developed for other customers or clients on a non-exclusive basis and that Corcentric in its discretion determines may be useful to DTNA, and to make available to DTNA the same or similar Application Upgrades and Enhancements at the Lowest cost charged to such other customers or clients.  In addition, should Corcentric develop or acquire New Products that are made available to other customers or clients on a non-exclusive basis and that Corcentric in its discretion determines may be useful to DTNA, Corcentric shall make available to DTNA the same or similar New Products upon similar terms and at the lowest cost charged to such other customers or clients.

8.                                      WARRANTIES.

8.1                               Mutual Representations.  Each patty hereby represents and warrants (i) that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) that it has the legal right and authority to enter into and perform its obligations under this Agreement; (iii) that the execution and performance of this Agreement will not conflict with or violate any provision of any law having applicability to such party; and (iv) that this Agreement, when executed and delivered, will constitute a valid and binding obligation of such party and will be enforceable against such party in accordance with its terms.

8.2                               Compliance with Laws.  Each party shall undertake all measures necessary to ensure that its use of the Corcentric Technology complies in all respects with all applicable laws, statutes, regulations, ordinances or other rules promulgated by governing authorities having jurisdiction over the parties or the Corcentric Technology.

8.3                               Availability During the Term.  Corcentric shall use commercially reasonable efforts to make the Application Server available to End Users subject to maintenance and force majeure events.

8.4                               No Other Warranties.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 8, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.  Corcentric does not warrant that the operation of the Application will be uninterrupted or error-free and Corcentric will make best efforts to correct any errors in a reasonable amount of time but that some errors could occur which can not be corrected which will be brought to the attention to DTNA immediately.  DTNA specifically agrees that Corcentric shall not be responsible for unauthorized access to or alteration of End User transmissions or data, any material or data sent or received or not sent or received.  DTNA specifically agrees that Corcentric is not responsible or liable for any threatening, defamatory, obscene, offensive or illegal content or conduct of any other party.  DTNA specifically agrees that Corcentric is not responsible for any content sent using and/or included in the Application by any End User or third party.

9.                                      INDEMNITY.

9.1                               Indemnity by DTNA.  DTNA shall indemnify, defend and hold harmless Corcentric against all claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees, to the extent that such claims arise out of (a) the infringement by the DTNA Content of any third party copyright, trademark or trade secret, patent or other intellectual property rights, (b) the use of, or the inability to use, the Application by End Users, and (c) a breach of any representation, warranty or obligation by DTNA.

9.2                               Corcentric’s Indemnity.  Corcentric shall indemnify, defend and hold harmless DTNA against all claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees, to the extent that such claims arise out of (a) the infringement by the Corcentric Technology of any third party copyright, trademark or trade secret, patent or other intellectual property right unless the Corcentric Technology is otherwise modified at the request or direction of DTNA for DTNA’s exclusive use, (b) any license fees payable pursuant to the Third-Party Licenses, and (c) a breach of any representation, warranty, or obligation of Corcentric, subject to Section 10 of this Agreement.

9.3                               Mechanics of Indemnity.  The party seeking indemnification (the “Indemnified Party”) shall: (a) give the proposed indemnifier (the “Indemnifying Party”) notice of the relevant claim, (b) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the defense of such claim, and (c) give the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party’s rights or interest without the Indemnified Party’s prior written approval.  The Indemnified Party shall have the right to participate in the defense at its expense.

10.                               LIMITATION OF LIABILITY.

10.1                        Cumulative Liability.  THE CUMULATIVE LIABILITY OF CORCENTRIC TO DTNA FOR ALL CLAIMS ARISING FROM OR RELATING TO THIS AGREEMENT OR THE CORCENTRIC TECHNOLOGY, INCLUDING ANY CAUSE OF ACTION SOUNDING IN CONTRACT, TORT, OR STRICT LIABILITY, SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL COMPENSATION AND REVENUE PAID OR OTHERWISE PAYABLE TO CORCENTRIC BY DTNA DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE UPON WHICH ANY SUCH LIABILITY ARISES.  THIS LIMITATION OF LIABILITY IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE.  THIS PARAGRAPH AND THE LIMITATIONS CONTAINED IN THIS PARAGRAPH SHALL NOT APPLY TO DAMAGES RESULTING FROM BREACH OF CONFIDENTIALITY AS SET FORTH IN SECTION 12, INTENTIONAL TORTS OR GROSS NEGLIGENCE OF CORCENTRIC.  ANY CLAIM ARISING OUT OF THE PERFORMANCE OF SERVICES OR PAYMENT OF COMPENSATION AND REVENUE MUST BE MADE IN WRITING TO THE RESPONSIBLE PARTY WITHIN TWELVE (12) MONTHS OF THE DATE WHEN SUCH PERFORMANCE OR PAYMENT WAS COMPLETED OR SUPPOSED TO HAVE BEEN COMPLETED (UNLESS THE SAME WAS CONCEALED).

10.2                        Exclusion of Damages.  IN NO EVENT SHALL CORCENTRIC BE LIABLE TO DTNA FOR ANY INCIDENTAL, DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, REGARDLESS OF THE NATURE OF THE CLAIM, INCLUDING WITHOUT LIMITATION LOST PROFITS, COSTS OF DELAY, ANY FAILURE OF DELIVERY, BUSINESS INTERRUPTION, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION OR LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE, EVEN IF CORCENTRIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THIS LIMITATION UPON DAMAGES AND CLAIMS IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE.  THIS PARAGRAPH AND THE LIMITATIONS CONTAINED IN THIS PARAGRAPH SHALL NOT APPLY TO

DAMAGES RESULTING FROM INTENTIONAL TORTS OR GROSS NEGLIGENCE OF CORCENTRIC.  ANY CLAIM ARISING OUT OF THE PERFORMANCE OF SERVICES OR PAYMENT OF COMPENSATION AND REVENUE MUST BE MADE IN WRITING TO THE RESPONSIBLE PARTY WITHIN TWELVE (12) MONTHS OF THE DATE WHEN SUCH PERFORMANCE OR PAYMENT WAS COMPLETED OR SUPPOSED TO HAVE BEEN COMPLETED (UNLESS THE SAME WAS CONCEALED).

11.                               TERM AND TERMINATION.

11.1                        Term.  The term of this Agreement shall commence as of the date of Corcentric’s first billing and shall expire [****] (“Initial Term”), and thereafter automatically shall renew for subsequent [****] terms (each a “Renewal Term”) unless after the Initial Term and during any subsequent Renewal Term, one party provides written notice of termination to the other party, at least [****] prior to the expiration of the Initial Term or subsequent Renewal Term.

11.2                        Termination.  Either party may terminate this Agreement upon the other party’s material breach if such material breach continues for thirty (30) days after written notice, without substantial efforts to cure.  If there are substantial efforts to cure, any such material breach that continues for sixty (60) days after written notice shall constitute automatic termination of this Agreement, without further notice.

11.3                        Post-Termination.  Upon the effective date of expiration or termination, all licenses to use the Application shall terminate immediately.  After expiration or termination, DTNA no longer shall have access to the Application and shall remove any representations or references to the Application from DTNA’s system.  In the event of any termination of this Agreement, and only if End Users are in compliance with the provisions of Section 12 of this Agreement, DTNA may continue to access the Application for up to sixty (60) days following such termination, exercisable upon written notice to Corcentric received no less than five (5) business days prior to such termination, together with payment to Corcentric with such notice of an amount equal to the sum of (a) all amounts previously invoiced to DTNA by Corcentric or otherwise due and payable by DTNA to Corcentric not yet paid in full or disputed, plus (b) all applicable late charges, interest, fees, costs and expenses relative to undisputed past charges; additionally, (c) DTNA shall pay to Corcentric all ongoing fees (whether for Monthly Maintenance Fees, Transaction Fees, Escrow Fees, or otherwise) billed to or otherwise payable by DTNA for the sixty (60) days following the date of such termination, under the same terms as provided during the Term of this Agreement.

11.4                        Survival.  Any provision that by its nature survives shall survive expiration or termination of this Agreement.

12.                               CONFIDENTIALITY.

12.1                        Confidential Information.  During the term of this Agreement and at all times thereafter, each party and its officers, directors, employees, parents, subsidiaries, affiliates, Dealers and representatives, (collectively, “Representatives”), shall keep confidential and not make use of any proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information, transactions and data (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively the “Confidential Information”).  Each party agrees to hold such Confidential Information in confidence and (i) to take all reasonable precautions to protect such Confidential Information, (ii) not to divulge any such Confidential Information or any other information derived therefrom to any third person, except such party’s Representatives who have a valid business purpose to have access to the other party’s Confidential Information, except that Corcentric shall not disclose any information relating to DTNA’s pricing policies or prices of its products and services to any employee of Corcentric’s parent company, AmeriQuest Transportation Services, Inc., and (iii) not to make any use whatsoever at any time of such Confidential Information except as may be necessary or appropriate to fulfill such party’s obligations under this Agreement.  This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the disclosing party; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) reasonably is believed by the disclosing party, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action; provided, that in the case of clauses (b) or (c), the disclosing party shall provide such notice as is set forth in Section 5.2 of this Agreement.

Any employee given access to any such Confidential Information shall be notified of the existence of the obligation to protect same contained in this Confidential Agreement, and each party shall use reasonable efforts to ensure compliance with this provision.

Each party acknowledges and agrees that due to the unique nature of the Confidential Information, there can be no adequate remedy at law for any breach of the obligations hereunder, and any such breach may allow one party or a third party to compete unfairly resulting in irreparable harm to the other party.  Notwithstanding any of the provisions of this agreement, the damaged party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified from any loss or harm, including, without limitation, lost profits and attorney’s fees, in connection with any breach or enforcement of the disclosing party’s obligations under this paragraph for the unauthorized use or release of any such Confidential Information.  A breach of this Section shall constitute a material breach of this Agreement.  The parties shall each return all confidential documents (without retaining any copies, extracts or other reproduction in whole or in part) upon the termination of this Agreement.  The obligations of the parties under this Article shall survive completion or termination of this Agreement.

12.2                        Return of Confidential Information.  Upon termination or expiration of this Agreement for any reason or upon request, each party shall return the original and all copies of the other party’s Confidential Information in its possession or control at the other party’s direction.  In the event Confidential Information is in a digital format, each party promptly will provide the other party with a declaration under oath that all files and back-up files have been purged of the other party’s Confidential Information, and such declaration(s) shall explain with particularity what measures have been undertaken to accomplish this goal.

13.                               GENERAL PROVISIONS.

13.1                        Governing Law.  This Agreement will be governed and construed in accordance with the laws of the State of Oregon without giving effect to its conflict of laws principles.

13.2                        Publicity.  Either party may issue a press release regarding this relationship, only with the other party’s prior written approval.  Neither party shall disclose the terms of this Agreement to any third party, except as required by law or to potential investors or merger parties under standard confidentiality restrictions.

13.3                        Severability; Headings.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way.  The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision.  Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

13.4                        Independent Contractors.  The parties to this Agreement are independent contractors, and no agency, partnership, franchise, joint venture or employee-employer relationship is intended or created by this Agreement.  Neither party may take any actions that are binding on the other party, without the consent of the other party.  Without limiting the foregoing, neither party shall make any representations or warranties to third parties on behalf of the other party.

13.5                        Notice.  Any notices required or permitted under this Agreement shall be given to the appropriate party at the address specified above or at such other address as a party shall specify in writing.  Unless otherwise specified, such notice shall be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; if sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing; or, if by overnight courier, upon receipt.

13.6                        Entire Agreement; Waiver.  This Agreement and the Exhibits attached set forth the entire understanding and agreement of the parties, and supersede any and all prior or contemporaneous oral or written agreements or understandings between the parties, as to the subject matter of this Agreement.  In the event of any conflict between the Agreement and an Exhibit, the terms of the Exhibit shall control.  Except as otherwise provided in this Agreement, this Agreement may be changed only by writing and signed by both parties.  Waiver by either party of a breach of any provision contained in this Agreement must be in writing, and no such waiver shall be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

13.7                        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to be one instrument.

13.8                        Covenant Not to Compete.  During the first [****] of the Initial Term of this Agreement, Corcentric agrees that it will not offer the Application to any Competitors of DTNA (defined below) without DTNA’s prior written consent and that Corcentric shall take all steps reasonably necessary or requested by DTNA to cause Corcentric’s employees to abide by this covenant, If either the length of time or the scope of this Covenant should be determined to be unreasonable, this Covenant shall be enforceable for a reasonable time and as to a reasonable scope, as determined by a court of competent jurisdiction.  The term “Competitors” means the national fleet parts and services programs sponsored by [****]

13.9                        Execution of Documents.  Each party agrees to execute such documents and take such other actions as are reasonably necessary to effectuate the provisions of this Agreement at the other party’s request and sole expense.

13.10                 Assignment.  Neither party shall assign or otherwise transfer this Agreement or any rights or obligations under this Agreement, in whole or part, without the prior written consent of the other party.

13.11                 Inurement and Binding Effect.  This Agreement shall inure to the benefit of the parties and their respective successors and assigns and be binding upon the parties and their respective successors and assigns.  Any amalgamation, consolidation, merger or other reorganization shall be deemed to be an assignment of this Agreement.

13.12                 Force Majeure.  Except as otherwise expressly provided in this Agreement, Corcentric shall not be responsible or liable to DTNA for nonperformance or continued delay in performance of any of the terms of this Agreement due to acts or occurrences beyond the control of Corcentric, including, but not limited to, acts of government, wars, terrorism, riots, strikes or other labor disputes, shortages of labor or materials, fires, and floods, provided Corcentric provides to DTNA written notice of the existence of and the reason for such nonperformance or delay.

13.13                 Mutual Drafting.  This Agreement was mutually negotiated and reviewed by respective counsel and shall not be construed for or against either party.

13.14                 No Third Party Beneficiaries.  This Agreement is for the exclusive benefit of the parties hereto.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.

14.                               SOURCE CODE ESCROW; LATERAL HIRING RESTRICITON.

14.1                        Source Code In Escrow.  At such time as the Portal is operational and in use, Corcentric shall deposit in escrow a copy of the source code to the Application in escrow at the parties’ shared expense at a secure remote site reasonably accessible to DTNA with an escrow agent reasonably acceptable to both parties, and having DTNA as a named beneficiary.  During the term of this Agreement, Concentric shall periodically make additional deposits into escrow of the Application including Maintenance Changes, Upgrades, and Enhancements licensed by DTNA.  In the event of Corcentric’s insolvency, bankruptcy, receivership, dissolution, or failure to continue as a going concern, which results in a failure by Corcentric to provide services to End Users without timely cure in accordance with the provisions of Section 11.2 (a “Release Event”), the source code shall be made available to DTNA for its internal use, modification and implementation without cost to DTNA, for limited period of time not to exceed one hundred eighty days (180 days) in order to allow DTNA to transition to a new system.  Except upon the occurrence of a Release Event, DTNA will have no rights to access or otherwise use the source code to the Application.  Notwithstanding the deposit of source code into escrow, or the potential delivery of the source code to DTNA by the escrow agent, DTNA shall not acquire any ownership or other right in the Application, the Corcentric Technology, or the source code beyond that provided for in this Agreement, and all such items delivered by the Escrow Agent to DTNA shall be deemed Corcentric’s Confidential Information subject to the confidentiality provisions of Section 12 of this Agreement.  It is the intent of this provision that there be no potential disruption of the Application to End Users.  This provision shall survive termination of this Agreement or insolvency of Corcentric, to the extent necessary to protect DTNA.

14.2                        Lateral Hiring Restriction.  Neither party will hire or solicit, directly or indirectly, any employee or contractor of the other party during the term of this Agreement or for a period of twelve (12) months after termination of this Agreement, for any reason, without the consent of the other party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Daimler Trucks North America LLC		Corcentric Collective Business Systems, Inc.:

By:	/s/ Kelly S. Como	By:	/s/ David P. Lindeen

Title:	IPS Procurement Mgr	Title:	Vice President

Name:	Kelly S. Como	Name:	David P. Lindeen

Date:	2-27-12	Date:	February 29, 2012

Daimler Trucks North America LLC

By:	/s/ Roger M. Nielsen

Title:	Chief Operating Officer

Name:	Roger M. Nielsen

Date:	February 27, 2012

EXHIBIT A

DTNA CONTENT

Further content to be determined (see www.Daimler-TrucksNorthAmerica.com for logos, etc.)

EXHIBIT B

CORCENTRIC TECHNOLOGY

The current Application shall utilize the following functional and technical features, to support DTNA’s needs, as addressed in the following three Exhibits (B-1, B-2, and B-3): (These foundation Exhibits will be modified throughout the planning meetings by Corcentric and DNTA to reflect the final functional and technical features).  Exhibit B is a high level look of the Business Requirements.  The Business Requirements Document will provide the final details on this project.

EXHIBIT B-1

License to use proprietary, patent pending technology for commerce transaction services owned and developed by Corcentric.

[****]

[****]

EXHIBIT B-2

•                  ANSI X 12 Translator (Gentran and/or BizTalk)

•                  ANSI X 12 4010 Maps for EDI invoices

•                  Server Form functionality for Web based generation of invoices

•                  SQL Server Database

•                  NT or successor operating System administration

EXHIBIT B-3

[****]

EXHIBIT C

CONFIDENTIAL FEE SCHEDULE

The pricing below reflects the amount payable by DTNA to Corcentric on the gross invoice amount when Corcentric makes payments to Dealers /Distributors every [*****] weeks in arrears:

Year	Pricing
One	[****]
Two	[****]
Three	[****]
Four	[****]
Five	[****]

Optional Payment Terms for Dealers/Distributors if DTNA elects to change payment terms: It is agreed that the additional rate of interest used in accelerating payments to Dealers/Distributors as detailed below in this agreement is [****]. In the event this rate should increase prior to the implementation date or as of the end of any quarter subsequent to the implementation date, DTNA agrees that for each [*****].

Payment Term	Weeks in Arrear	Electronic	Manual
Weekly	[****]	[****]	[****]
Weekly	[****]	[****]	[****]
Weekly	[****]	[****]	[****]
Weekly	[****]	[****]	[****]

For contract years 3, 4 & 5, add [****] to get the applicable fee above

DTNA PDC transactions will be treated the same as a dealer’s transaction.

P-Card processing-a charge of [****] for electronically submitted invoices will apply and a charge of [****] for manually processed invoices-all fees coining from the credit card company will be passed through to the originating dealer

Fleets requiring originating dealer invoice as backup, we will provide scanning and indexing of these invoices to our electronic produced fleet invoice at [****] per dealer invoice

[****] per hour which will be utilized for services as outlined in Paragraph 4.3, Paragraph 4.5 and Paragraph 7.2 as applicable.

Credit and Transactional Services Included in Fees above

Corcentric will underwrite and own program receivables and credit risk.

Corcentric will own 100% of the receivable and credit risk of the program.  For all new fleet accounts and for the initial transition:

•                  Corcentric will run a non-intrusive credit check on all fleet accounts

•                  A credit limit will be established by Corcentric based on the results of the credit check

If additional information is needed in order to establish credit, we will work with DTNA to obtain the necessary information from the fleet

Corcentric will perform collections for all program receivables

•                  Corcentric will be 100% responsible for all collections/receivables of all programs.

•                  Corcentric will also be responsible for taking on the collections/receivables of DTNA customers where the credit risk resides with DTNA due to contractual obligations.

•                  Corcentric will perform our services as if we were responsible for the bad debt exposure.

Corcentric will Notify DTNA of any customers at risk of account suspension or termination

•                  If Corcentric determines there is a credit issue with a fleet, DTNA will be contacted

•                  Corcentric will collaborate with DTNA to determine a solution and direction moving forward (suspend account, terminate account, DTNA insure receivable)

•                  The status of the fleet will be updated in the credit status database

•                  Notification of account suspension/termination can be configured to report immediately or on a daily/weekly report to assigned users.

Corcentric will accept multiple payment options from customers (EFT, check, ACH)

•                  Payment can be sent by customers utilizing their preferred payment method (ACH, EFT, or check)

•                  Corcentric will accept multiple methods for payment information from customers (EDI, e-mail, etc.)

EXHIBIT D

SERVICE LEVEL AGREEMENT

Service Level	Number of Hours	Days	Description of Service*	Number of Hours Downtime Allowed per Month
[****]	[****]	[****]	M-F Peak	[****]
[****]	[****]	[****]	Week-end Peak	[****]
[****]			Mon-Sun non-Peak, non-Maint
	[****]		Maintenance Hours per Week

Other Service Level Agreement Provisions:

1.              In the event of a major disaster at the co-location site, full system recovery shall be provided within 48 hours.

2.              In the event of a hardware failure, full system recovery shall be provided within [****].

3.              Corcentric’s End-to-End transaction completion time shall not exceed [****] for transactions that are received defect free.

4.              Tier-I help desk, 24x7, with [****] response time for co-location.  Tier-1 help desk, 8:00 A.M. to 8:00 P.M. (EST) within Corcentric.

5.              Tier-2 applications support, 8:00 A.M. TO 5:00 P.M. (EST), response within [****], within Corcentric.

* Weekday Peak:	8:00am to 7:59pm Washington, D.C. time
Weekend Peak:	9:00am to 4:59pm Washington, D.C. time

All maintenance, upgrades and repairs only will be performed during non-peak hours.